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Exhibit 8.1

[Letterhead of Bingham McCutchen LLP]

April 12, 2005

Heritage Property Investment Trust, Inc.
131 Dartmouth Street
Boston, Massachusetts 02116

Ladies and Gentlemen:

        We have acted as special tax counsel to Heritage Property Investment Trust, Inc., a Maryland corporation (the "Company"), in connection with the preparation of a registration statement filed with the Securities and Exchange Commission on April 12, 2005 on Form S-3 (the "Registration Statement"), which has been prepared in connection with the registration of 19,563,558 shares of the Company's common stock, $0.001 par value per share (the "Resale Registration").    In connection with the Resale Registration, we have been asked to provide you our opinion as to certain federal income tax matters.

        In connection with our opinion, we have examined and relied upon:

  (i)
  the Registration Statement;

  (ii)
  the Articles of Incorporation of the Company, filed with the Maryland Department of Assessments and Taxation on July 1, 1999, as amended through the date hereof (the "Charter");

  (iii)
  the Amended and Restated Bylaws of the Company, as amended through the date hereof;

  (iv)
  the articles of incorporation, bylaws and stock ownership information of each corporation that is a direct or indirect wholly-owned subsidiary of the Company, as set forth on Schedule A attached hereto (the "Corporate Subsidiaries");

  (v)
  the certificate of formation, if applicable, and the partnership agreement, limited liability company operating agreement, or other organizational documents, as applicable, of each partnership, limited liability company, or other non-corporate business entity in which the Company directly or indirectly owns an interest, as set forth on Schedule B attached hereto (the "Partnership Subsidiaries");

together with the annexes, schedules and exhibits attached thereto ((i)-(v), together with such annexes, schedules and exhibits, collectively, the "Documents"), and such other documents, records and matters of law as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein.

        In our examination, we have assumed (i) the authenticity and completeness of all original documents reviewed by us in original or copy form, (ii) the conformity to the original documents of all documents reviewed by us as copies, including electronic copies, (iii) the authority and capacity of the individual or individuals who executed any document on behalf of any person or entity to so execute such document, (iv) the genuineness of all signatures on documents examined by us, and (v) the accuracy and completeness of all records made available to us. We have assumed that the Company, the Corporate Subsidiaries, and the Partnership Subsidiaries have been, and will continue to be, operated in the manner described in the Registration Statement and in accordance with the Officer's Certificate (as defined below) and all applicable laws.

        As to certain facts material to our opinion, we have, with your permission, relied upon the representations of a duly appointed officer of the Company contained in the certificate dated as of the date hereof (the "Officer's Certificate"), principally relating to the organization and operations of the

Company, the Corporate Subsidiaries, and the Partnership Subsidiaries. Our opinion assumes that each representation set forth in the Officer's Certificate is, and will continue to be, true, correct and complete and that each such representation that speaks to the future, or to the intention of any person(s), or to the belief or knowledge of any person(s), is, and will continue to be, true, correct and complete as if made without such qualification. We have not made an independent investigation of the representations set forth in the Officer's Certificate; however, during the course of our representation, we have not become aware of any facts which call into question the accuracy of the representations set forth in the Officer's Certificate.

        Our opinion is limited solely to the federal income tax laws of the United States, does not cover matters arising under the laws of any other jurisdiction, and is based on our analysis of the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing case law, existing Treasury Regulations, and published revenue rulings and procedures of the Internal Revenue Service (the "IRS") that are in effect as of the date of this opinion, all of which are subject to change and new interpretation, both prospectively and retroactively. Any such changes or new interpretations, as well as changes in the facts as they have been represented to or assumed by us, could affect our analysis and conclusions. Although the conclusions set forth herein represent our best judgment as to the probable outcome on the merits of such matters, the IRS and the courts are not bound by, and may disagree with, the conclusions set forth herein. This opinion is rendered only as of the date hereof, and we assume no obligation to update our opinion to address other facts or any changes in law or interpretation thereof that may hereafter occur or hereafter come to our attention.

Opinion

        Based on the foregoing and in reliance thereon and subject thereto, it is our opinion that commencing with the Company's initial taxable year ended December 31, 1999, the Company has been organized and has operated in conformity with the requirements for qualification as a "real estate investment trust" (a "REIT") under the Code and the Company's current organization and proposed method of operation (as described in the Registration Statement and the Officer's Certificate) will permit the Company to continue to so qualify.

        The Company's qualification as a REIT depends upon the Company's ability to meet on a continuing basis the asset composition, source of income, shareholder diversification, distribution, record keeping and other requirements of the Code that apply to a REIT. We will not review on a continuing basis the Company's compliance with these requirements. Accordingly, no assurance can be given that the actual results of the Company's operations for any given taxable year will satisfy the requirements for qualification as a REIT under the Code.

        We express no opinion other than that specifically set forth above. This opinion, which speaks as of the date hereof, has been prepared solely for your use in connection with the Resale Registration and may not be used for any other purpose without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                      Very truly yours,

                      /s/ Bingham McCutchen LLP

                      BINGHAM MCCUTCHEN LLP

Schedule A
Corporate Subsidiaries

Bradley Financing Corp., a Delaware corporation
Bradley Spring Mall, Inc., a Delaware corporation
Heritage-Austen Acquisition, Inc., a Maryland corporation
Heritage Commonwealth Corp., a Massachusetts corporation
Heritage Clocktower SPE MGR Inc., a Delaware corporation
Heritage Montgomery SPE MGR Inc., a Delaware corporation
Heritage Realty Management Inc., a Maryland corporation
Heritage Realty Special LP Corporation, a Maryland corporation
Heritage SPE Corp., a Delaware corporation
Heritage Spradlin SPE MGR Inc., a Delaware corporation
Heritage Warminster SPE MGR Inc., a Delaware corporation

Schedule B
Partnership Subsidiaries

131 Dartmouth Street LLC, a Massachusetts limited liability company
Berkshire Crossing Retail LLC, a Delaware limited liability company
Berkshire Crossing Shopping Center LLC, a Delaware limited liability company
Bradley Financing Partnership, a Delaware general partnership
Bradley Operating Limited Partnership, a Delaware limited partnership
Bradley Spring Mall LP, a Delaware limited partnership
Colby Grove Retail LLC, a Delaware limited liability company
Grand Traverse Crossing Shopping Center LLC, a New York limited liability company
Grove Court Shopping Center LLC, a Delaware limited liability company
Heritage Buckingham Place SPE MGR LLC, a Delaware limited liability company
Heritage Buckingham Place SPE Limited Partnership, a Delaware limited partnership
Heritage Burlington Square LLC, a Delaware limited liability company
Heritage Clocktower SPE LLC, a Delaware limited liability company
Heritage Colonial Commons GP, LLC, a Delaware limited liability company
Heritage Colonial Commons LP, a Delaware limited partnership
Heritage Colonial Commons Trust, a Maryland business trust
Heritage Colonial Holdings GP, LLC, a Delaware limited liability company
Heritage Colonial Holdings LP, a Delaware limited partnership
Heritage Colonial Holdings Trust, a Maryland business trust
Heritage County Line Plaza SPE MGR LLC, a Delaware limited liability company
Heritage County Line Plaza SPE LLC, a Delaware limited liability company
Heritage East Richardson GP LLC, a Delaware limited liability company
Heritage East Richardson Limited Partnership, a Delaware limited partnership
Heritage Lakes Crossing, LLC, a Delaware limited liability company
Heritage Mishawaka LLC, a Delaware limited liability company
Heritage Montgomery SPE LLC, a Delaware limited liability company
Heritage Property Acquisition LLC, a Delaware limited liability company
Heritage Property Investment Limited Partnership, a Delaware limited partnership
Heritage Southwest GP LLC, a Delaware limited liability company
Heritage Southwest Limited Partnership, a Delaware limited partnership

Heritage SPE LLC, a Delaware limited liability company
Heritage SPE MGR LLC, a Delaware limited liability company
Heritage Spradlin SPE LLC, a Delaware limited liability company
Heritage Trinity Commons SPE MGR LLC, a Delaware limited liability company
Heritage Trinity Commons SPE Limited Partnership, a Delaware limited partnership
Heritage Warminster SPE LLC, a Delaware limited liability company
Heritage Wolfcreek I, LLC, a Delaware limited liability company
Heritage Wolfcreek II, LLC, a Delaware limited liability company
Heritage Wolfcreek III, LLC, a Delaware limited liability company
NET Manager LLC, a Delaware limited liability company
NH Heritage Limited Partnership, a New Hampshire limited partnership
Pioneer Grand Traverse Company, LLC, a New York limited liability company
Salmon Run Plaza LLC, a Delaware limited liability company
Williamson Square Associates Limited Partnership, an Illinois limited partnership

QuickLinks

  Exhibit 8.1
Schedule A Corporate Subsidiaries
Schedule B Partnership Subsidiaries